Exhibit 10.9.3

CONTRATO DE AUTORIZACIÓN DE USO DE MARCA	TRADEMARK AUTHORIZED USE AGREEMENT

Contrato celebrado por y entre SMART & FINAL, INC., una sociedad Constituida y existente conforme a las leyes de los Estados Unidos De América, representada por el Sr. Richard Phegley (en adelante llamada la “PROPIETARIA”) y SMART & FINAL DEL NOROESTE, S.A DE C.V, una Sociedad constituida y existente Conforme a las leyes de los Estados Unidos Mexicanos, Representada por el Sr. Gilberto Fimbres Hernández (en adelante llamada la “USUARIA”).

Agreement entered into by and between SMART & FINAL INC., a Corporation organized and Existing under the laws of the United States of America, Represented herein by Mr. Richard Phegley (hereinafter referred to as “OWNER”), and SMART & FINAL DEL NOROESTE, S.A DE C.V., a Corporation organized and existing under the laws of the United Mexican States, represented herein by Mr. Gilberto Fimbres Hernandez (hereinafter referred to as “USER”).

Considerando que SMART & FINAL, INC. es propietaria de la (s) Marca (s), cuya denominación, numero de expediente y/o de registre y demás datos se señalan al final como Anexo “A” de este documento (la (s) MARCA(S)”) por medio del presente contrato, la PROPIETARIA autoriza el uso no-exclusivo en la Republica Mexicana de dicha (s) MARCA (S) a la USUARIA.

Whereas, SMART & FINAL INC., is the owner of the trademark (s) who’s identity, application and/or registration number, and other data is set forth at the end of this document identified as Exhibit “A” (“the Trade Mark (s)”).  The OWNER hereby authorizes the non-exclusive use in the Republic of the Mexico of said TRADEMARK (S), to the USER.

El uso que por este contrato se autoriza quedara sujeto a los siguientes términos condiciones:	The use which by this agreement is hereby authorized shall be subject to the following terms and conditions.

1. El uso autorizado es únicamente en relación con los productos que la USUARIA adquiera de la Propietaria o de compañías o empresas afiliadas o subsidiarias, y los cuales se encuentran amparados por la solicitud y/o registro de la (s) MARCA (S) (los”Productos”).

1. The use hereby authorized is only in connection with the products acquired by USER from OWNER or any of its affiliate and/or subsidiaries, which are covered by the application and/or registration of the TRADEMARK (S) (“the Products”).

2.	2.

3. La USUARIA conviene en que el uso que hace de la(s) MARCA(S), materia de este contrato, no significa que tenga algún titulo o derecho de propiedad sobre dicha(s) MARCA(S) o sobre la(s) respectiva (s) solicitud (es) o registro(s) de la(s) misma (s) y la USUARIA conviene en obtener la previa

3. The USER agrees that the use which is to be made of the TRADEMARK (S) covered by this agreement does not imply any property rights or title to said TRADEMARK (S) or to their respective application (s) or registration (s); and the USER agrees to obtain the prior written approval of the manner in which said probación por escrito de la PROPIETARIA en cuanto a la forma y manera en que dicha (s) MARCA(S) será (n) usada (s), y en todo aquello que se relatione con los productos, etiquetas, Empaques, anuncios y cualesquiera otros asuntos relativos a la (s) misma (s).  La USUARIA igualmente conviene en cumplir con todas las obligaciones que las Leyes Mexicanas establecen sobre uso de marcas.

TRADEMARK (S), shall be used and as to everything relating to the products, labels, packaging, advertisements and any other matters relating there to.  The USER also agrees to comply with all obligations established in Mexican laws, regarding use of trademarks.

4. La PROPIETARIA garantiza que si hubiere una reclamación o demanda en contra de la USUARIA, aduciendo que las MARCAS infringen un derecho de propiedad industrial de un tercero, en tal caso, la PROPIETARIA defenderá llegara a un arreglo respecto de dicho litigio o demanda, indemnizara a la USUARIA en contra de cualesquier responsabilidad correlativa siempre que:

4. The OWNER warrants that if a lawsuit or claim is brought against the USER alleging that the TRADEMARKS infringe upon a Mexican proprietary right owned by a third party, then the OWNER shall defend or settle such lawsuit or claim indemnify the USER against any related liability, provided that:

a) La USUARIA haya notificado de manera expedita a la PROPIETARIA de tal reclamación o demanda.	a) The USER has promptly notified OWNER of the lawsuit or claim.

5. Las partes convienen en que las marcas objeto del presente, no estarán sujetas a pago alguno en favor de la PROPIETARIA, por lo que este contrato es completamente libre de regalías.	5. The parties hereby agree that the trademarks licensed in this agreement will not be subject to any kind of payment in favor of the OWNER, therefore, this agreement is completely free of royalties.

6. La USUARIA se obligue a dar aviso a la PROPIETARIA de cualquier uno indebido de la (s) MARCA (S) y de cualesquiera actos de competencia desleal que involucren a la(s) MARCA (S) y de los cuales tenga conocimiento la USUARIA.

6. The USER agrees to notify the OWNER of any conflicting uses of the TRADEMARK(S) and any acts of unfair competition involving the TRADEMARK(S) of which the USER has knowledge.

7. La PROPIETARIA concede esta licencia a la USUARIA por un periodo de 10 (diez) años contados a partir de la fecha de firma del presente Contrato, pudiéndose dar por terminado por cualquiera de las partes mediante notificación por escrito a la otra parte con cuando menos 1 (un) año de anticipatión a la fecha efectiva de la terminación.  La

7. The OWNER hereby grants to the USER the right to use the TRADEMARK(S) for a period of 10 (ten) years starting from its date of execution, and can be terminated by either party, at any time, simply delivering to the other party a written notice with at least 1 (one) year prior to the date of the actual termination.  In that event the OWNER will have the right to request the

PROPIETARIA tendrá entonces el derecho de solicitar ante las autoridades Mexicanas correspondientes, la cancelación de esta autorización de uso y la USUARIA deberá suspender de inmediato el uso de La(s) MARCA(S) materia de este Contrato.

corresponding Mexican Authorities the cancellation of the authorization contained in this agreement and the USER will immediately discontinue the use of the TRADEMARK(S) subject matter of this Agreement.

8. Para todo lo relativo a la interpretación y cumplimiento de las disposiciones contenidas en el presente, las partes convienen en que las leyes de la Republica Mexicana serán ĺas aplicables, y además, se someten expresamente al arbitraje de la Cámara Internacional de Comercio que tendrá lugar en la Ciudad de San Diego California, ante un árbitro designado por dicha Cámara, conforme a las reglas y reglamentos de la misma, y cada una de las partes contratantes renuncian a cualquier otra jurisdicción a la que pudieran tener derecho en el presente o en el futuro por cualquier razón.

8. For everything related to the interpretation and compliance of the provisions contained herein, the parties agree that the laws of the Republic of Mexico will apply and, furthermore, the parties hereto submit themselves to the arbitration of the International Chamber of Commerce, which shall take place in San Diego, California; before one arbitrator appointed by such chamber, under the rules and regulations thereof, and each of the contracting parties waiving any other jurisdiction which might have in the present or in the future because of any reason.

9. Todas las notificaciones requeridas o permitidas conforme a este contrato, se darán por escrito y se entregaran personalmente o se enviaran por correo aéreo certificado con porte pagado, a las siguientes direcciones:

9. All notices required or permitted under this agreement shall be given in writing and shall be personally delivered or sent by registered mail, postage prepaid, addressed as follows:

SMART & FINAL INC:	SMART & FINAL DEL NOROESTE, S.A. DE C.V.:

600 Citadel Drive, Commerce CA, 90040	Calle Segunda No. 7002, Esq. Con C. Aguascalientes, Zona Centro, Tijuana, Baja California.

En testimonio de lo cual, las partes han hecho que este Contrato sea firmado por sus representantes, debidamente autorizados, en las fechas y en los lugares abajo especificados.		In witness whereof, the parties cause this agreement to be signed by their duly authorized representatives, on the dates and at the places specified below.

PROPIETARIA/OWNER		USUARIA/USER

Por/By:	/s/ Richard Phegley	Por/By:	/s/ Gilberto Fimbres Hernández
Nombre/Name:	Richard Phegley	Nombre/Name:	Gilberto Fimbres Hernández
Cargo/Position:	Chief Financial/Officer	Cargo/Position:	Chairman of the Board
Fecha/Date:	June 12, 2012	Fecha/Date:	June 12, 2012
Lugar/Place:	Commerce, CA, USA	Lugar/Place:	Tijuana, B.C., México

TESTIGOS/WITNESSES

/s/ Jose M. Larroque		/s/ Federico Díaz
Jose M. Larroque		Federico Díaz